SCHEDULE 14C INFORMATION

Proxy Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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|_| Preliminary Information Statement
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Drummond Financial Corporation
(Name of Registrant as Specified in Its Charter)

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DRUMMOND FINANCIAL CORPORATION

INFORMATION STATEMENT

     This Information Statement is furnished in connection with the approval by written consent of shareholders of Drummond Financial Corporation (the "Company") of a merger between the Company and Drummond Merger Corporation (the "Merger Sub"). The purpose of the merger is to change the domicile of the Company from Delaware to the State of Washington. This Information Statement is being first sent to shareholders on or about December 11, 2001. The expense of making the solicitation will consist of preparing and mailing the information statements and the charges and expenses of brokerage houses and other custodians, nominees, or fiduciaries for forwarding documents to security owners.

     We are not asking you for a proxy and you are requested not to send us a proxy.

     On June 18, 2001, the Board of Directors of the Company and of the Merger Sub approved the Agreement and Plan of Merger attached to this Information Statement as Exhibit A. On June 18, 2001, shareholders of record of the Company's outstanding $0.01 par value common shares (the "Common Stock"), and Series 1, Preferred Stock (the "Preferred Stock") owning in the aggregate 1,344,250 shares of Common Stock and 3,000,000 shares of Preferred Stock, representing 76.0% of the voting shares eligible to vote on the Merger and representing 100% of the outstanding Preferred Stock, executed a written consent approving the Merger. On that date, there were issued and outstanding 2,718,600 shares of Common Stock held by approximately 35 shareholders of record. A majority of all shares entitled to vote on the Merger and a majority of the Preferred Stock was required to approve the Merger. Under the Delaware General Corporation Law ("DCGL"), any action required to be taken at a duly called meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if written consents setting forth the action to be taken are signed by holders of outstanding stock having the minimum number of votes required to authorize such action at a meeting at which all shares entitled to vote were present and voted. No shareholder has revoked its consent.

     As of the date of the consent, there were 3,000,000 shares of Preferred Stock outstanding, all of which was owned by MFC Bancorp Ltd. ("MFC Bancorp"). Under the Certificate of Incorporation, if any person or group controls more than 47.9% of the voting power of the Company, then the Preferred Stock votes with the Common Stock on all matters and each share of Preferred Stock has one vote per share on all matters. Since MFC Bancorp Ltd. controls 1,344,250 shares (49.4%) of Common Stock through its ownership of Ballinger Corporation ("Ballinger") and Sutton Park International Limited ("Sutton Park"), the Preferred Stock has one vote per share on all matters subject to a shareholder vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the Record Date, the information with respect to Common Stock and Preferred Stock ownership of each person known by the Company to own beneficially more than 5% of the shares of the Common Stock or Preferred Stock, each executive officer, each director, and all officers and directors as a group. Except as noted, the persons named have sole voting and investment power with respect to all of the shares of Common Stock and Preferred Stock owned by them.

                                                         Number of Shares Beneficially
                                                          Owned Directly or Indirectly
                                                     ------------------------------------
        Name and Address                              Preferred               Common                    Percent of Class
--------------------------------                     -------------         --------------              ------------------

Valor Invest Limited
Quai des Bergues 29
1201 Geneva, Switzerland                                                       303,175                  11.2%

Ballinger Corporation
700 West Georgia Street, Suite 1900
Vancouver, British Columbia V7Y 1G5                                            940,900                  26.8

MFC Bancorp Ltd.
6 Rue Charles-Bonnet
1206 Geneva, Switzerland                               3,000,000             1,344,250(1)               76.0

Sutton Park International Limited
8 Queensway House
Queen Street
St. Helier, Jersey
Channel Islands JF2 4WD                                                        308,350                  11.3

Michael J. Smith
6 Rue Charles-Bonnet
1206 Geneva, Switzerland                               3,000,000(2)          1,344,250(2)               76.0

Oq-Hyun Chin
3, 4/7L, Kyung An Bldg.
831-28 Yeoksam-Dong
Kanynam-Ku
Seoul, Korea                                                                         0                   0

Young Soo Ko
Room 1202, 12/F Wing On Centre
111 Connaught- Road
Central, Hong Kong                                                                   0                   0

All Directors and Officers as a group
(3 persons)                                            3,000,000(2)          1,344,250(2)               76.0
------------
(1)    MFC Bancorp is the sole  shareholder of Ballinger  Corporation and Sutton Park and,  pursuant to the rules of the SEC, is deemed to be the indirect beneficial owner of all of the shares owned by Ballinger Corporation.
(2)    Includes the 940,900  shares of Common  Stock owned  directly by Ballinger  Corporation  and the 308,350  shares of Common Stock owned by Sutton Park,  for which  Mr. Smith  serves as an officer and sole  director,  and  indirectly  by MFC Bancorp,  and the
       3,000,000 shares of Preferred Stock owned directly by MFC Bancorp,  for which Mr. Smith serves as President and a director,  and of which  shares  Mr.  Smith is deemed  to be the  indirect  beneficial  owners  pursuant  to the  rules of the SEC.  Mr.  Smith disclaims beneficial ownership of all of such shares.

REINCORPORATION FROM DELAWARE TO WASHINGTON

     The Board of Directors has approved the change in the Company's state of incorporation from Delaware to Washington (the "Reincorporation"). The Reincorporation will be accomplished by a merger (the "Merger") with and into the Company's wholly-owned subsidiary, Drummond Merger Corporation ("Merger Sub"). The Merger has also been approved by a written consent signed by the requisite number of shareholders required to approve the Merger. The Merger will be effective upon filing Articles of Merger with the Secretaries of State of Washington and Delaware, which is expected to occur 20 days after the date of this Information Statement, subject to the satisfaction of the conditions to the Merger set forth below.

Principal Reasons for the Reincorporation

     The Company's principal reason for the Reincorporation is to reduce its corporate franchise taxes. The State of Delaware charges corporate franchise taxes based on the capitalization of the company, while the State of Washington charges a fixed annual fee regardless of the size of the company. The Company's franchise tax in Delaware in 2000 was $11,453, while the State of Washington currently has an annual corporate license renewal fee of $59.

Plan of Merger

     Pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached as Exhibit A to this Information Statement, the Company will be merged into the Merger Sub, with the Merger Sub as the surviving corporation. The name of the Merger Sub will be changed to Drummond Financial Corporation. Upon completion of the Merger, each outstanding share of common stock of the Company will automatically be converted into one share of common stock of the Merger Sub and each share of Series 1 Preferred Stock of the Company will automatically be converted into one share of Series 1 Preferred Stock of the Merger Sub. Each outstanding certificate representing shares of common stock or preferred stock of the Company will represent the same number of shares of the Merger Sub. It will not be necessary for shareholders to exchange their existing certificates.

     The Articles of Incorporation and Bylaws of the Merger Sub will be the Articles of Incorporation and Bylaws of the surviving corporation following the merger. The Articles of Incorporation of the Merger Sub are attached to this Information Statement as Exhibit B. The material differences between the Company's present Articles and Bylaws and the Articles and Bylaws to be in effect following the Merger are discussed below.

     The Merger is conditioned upon shareholders owning fewer than 5% of the outstanding shares effectively exercising their appraisal rights. The Company has the right to waive this condition.

Appraisal Rights

      In connection with the Merger, Delaware law entitles the holders of record of shares of common stock of the Company who follow the procedures specified in Section 262 of the DGCL to have their shares appraised by the Delaware Court of Chancery and to receive the "fair value" of such shares as of the effective time of the Merger, as determined by the court, in place of the consideration that the holder would otherwise receive in the Merger. In order to exercise appraisal rights, a common stockholder must demand and perfect the rights in accordance with Section 262 of the DGCL.

      The following is a summary of Section 262 of the DGCL and is qualified in its entirety by reference to Section 262, a copy of which is attached to this document as Exhibit C. Common stockholders of the Company should carefully review Section 262 as well as information discussed below to evaluate their rights to appraisal. If a holder of common stock elects to exercise the right to an appraisal under Section 262 of the DGCL, such common stockholder must:

  file with the Company at its main office in Dublin, Ireland a written demand for appraisal of the shares of common stock held (which demand must identify the common stockholder and expressly request an appraisal) within 20 days of the date of mailing of this Information Statement, which occurred on December 11, 2001; and
  continuously hold such shares through the effective time of the Merger.

      All written demands for appraisal should be addressed to: David R. Wilson, Heller Ehrman White & McAuliffe, Suite 6100, 701 Fifth Avenue, Seattle, Washington 98104 before the close of business on January 2, 2002, and should be executed by, or on behalf of, the holder of record. Such demand reasonably must inform the Company of the identity of the common stockholder and that such common stockholder is thereby demanding appraisal of such stockholder's shares.

      Within ten days after the effective time of the Merger, the Merger Sub as the surviving company of the Merger, will give written notice of the effective time to each stockholder who has satisfied the requirements of Section 262 of the DGCL. Within 120 days after the effective time, the Merger Sub or any dissenting common stockholder may file a petition in the court demanding a determination of the fair value of the shares of common stock of all dissenting common stockholders. Any dissenting common stockholder desiring the filing of such petition is advised to file such petition on a timely basis unless the dissenting common stockholder receives notice that such a petition has been filed by the Merger Sub or another dissenting common stockholder.

      If a petition for appraisal is timely filed, the court will determine which common stockholders are entitled to appraisal rights and thereafter will determine the fair value of the shares of common stock held by dissenting common stockholders, exclusive of any element of value arising from the accomplishment or expectation of the Merger. In determining such fair value, the court shall take into account all relevant factors. The court may determine such fair value to be more than, less than or equal to the consideration that such dissenting common stockholder would otherwise be entitled to receive pursuant to the Merger. If a petition for appraisal is not timely filed, then the right to an appraisal shall cease. The costs of the appraisal proceeding shall be determined by the court and taxed against the parties as the court determines to be equitable under the circumstances. Upon the application of any common stockholder, the court may determine the amount of interest, if any, to be paid upon the value of the common stock to the common stockholders entitled thereto. Upon application of a common stockholder, the court may order all or a portion of the expenses incurred by any common stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

     After the effective time of the Merger, no dissenting common stockholder shall have any rights of a common stockholder of the Company with respect to such holder's shares for any purpose, except to receive the shares of the Merger Sub to be issued in the Merger. If a dissenting common stockholder delivers a written withdrawal of the demand for an appraisal within 60 days after the effective time of the Merger or thereafter with the written approval of the Merger Sub, or if no petition for appraisal is filed with the court within 120 days after the effective time of the Merger, then the right of such dissenting common stockholder to an appraisal will cease and such dissenting common stockholder will be entitled to receive only the shares of common stock of the Merger Sub as provided in the Plan of Merger.

      The foregoing is only a summary of Section 262 of the DGCL and is qualified in its entirety by reference to the full text of such provision, which is included as Exhibit C.

Effect of Reincorporation And Merger

      The Reincorporation and the Merger would change the legal domicile of the Company and would cause other changes to the Articles of Incorporation and Bylaws, which are described below. The Reincorporation and the Merger will not result in any change in the business, management, location of the Company's principal executive offices, assets, liabilities, net worth or accounting practices. Under the DGCL, shareholders who have not signed the consent approving the Merger will have the right to exercise appraisal rights. See "Appraisal Rights".

Differences in the Corporate Charters

      In proposing the Reincorporation and the Merger, the Company has attempted to minimize the differences between the Company's existing Certificate of Incorporation and Bylaws (the "Current Charter Documents") and the Articles of Incorporation and Bylaws following the Merger (the "Proposed Charter Documents"). Specific articles have been included in the Proposed Charter Documents to minimize the differences in corporate governance before and after the Merger. Preemptive rights and cumulative voting are denied in the Proposed Charter Documents since such rights do not apply to the Company under Delaware law. The principal differences between the Current Charter Documents and the Proposed Charter Documents are set forth below.

      Removal of Directors. The Current Charter Documents are silent as to grounds for removal of directors of the Company and, therefore, under Delaware law, because the Company has a classified board of directors, directors may be removed by shareholders only for cause. Under Washington law, to accomplish the same effect, the articles must provide that directors may only be removed for cause. The Proposed Charter Documents provide that a director may be removed from office solely for cause. "For cause" under Washington law means either (i) conviction of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or (ii) adjudication for gross negligence or dishonest conduct in the performance of a directors duty to this corporation by a court of competent jurisdiction and such adjudication is no longer subject to direct appeal.

      Authorized Shares. The Current Charter Documents authorize 10,000,000 shares of common stock and 5,000,000 shares of Preferred Stock, of which 3,000,000 shares have been designated Series 1 Preferred Stock. The Proposed Charter Documents authorize 50,000,000 shares of common stock and 5,000,000 shares of preferred stock, of which 3,000,000 shares are designated as Series 1 Preferred Stock with the same rights, preferences and privileges as in the Current Charter Documents.

Certain Differences Between Washington and Delaware Corporation Laws

      The Delaware General Corporation Law (the "DGCL") currently governs the rights of the Company's shareholders. After the Merger, the Washington Business Corporation Act (the "WBCA") will govern the rights of the Company's shareholders. The WBCA and the DGCL differ in many respects. Certain of the significant differences between the provisions of the WBCA and the DGCL that could materially affect the rights of shareholders are discussed below.

      Amendment of Articles/Certificates of Incorporation. Under the WBCA, with certain exceptions such as a change of corporate name or an increase in the number of authorized shares to effect a stock dividend, amendments to a corporation's articles of incorporation must be recommended to the shareholders by the board of directors, unless the board of directors determines that because of a conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment. All amendments to the Proposed Charter Documents must be approved by a majority of all the votes entitled to be cast by any voting group entitled to vote thereon unless another proportion is specified in the articles of incorporation, by the board of directors as a condition to its recommendation or by provision of the WBCA. See "Class Voting" below.

      Under the DGCL, amendments to a corporation's certificate of incorporation require the approval of stockholders holding a majority of the outstanding shares entitled to vote on such amendment, and if a class vote on such amendment is required by the DGCL, a majority of the outstanding stock of such class, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

      Right to Call Special Meeting of Shareholders. The WBCA provides that a special meeting of shareholders of a corporation may be called by its board of directors, by holders of at least 10 percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, or by other persons authorized to do so by the articles of incorporation or bylaws of the corporation. However, the WBCA allows the right of shareholders to call a special meeting to be limited or denied entirely by provision of the corporation's articles of incorporation. The Proposed Charter Documents provide that shareholders owning at least a majority of the outstanding voting shares may call a special meeting.

      Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. Under the Current Charter Documents, shareholders owning a majority of the shares eligible to vote may call a special meeting.

      Provisions Affecting Control Share Acquisitions and Business Combinations. The WBCA prohibits a "target corporation," with certain exceptions, from engaging in certain "significant business transactions" with a person or group of persons who or which beneficially owns 10% or more of the voting securities of a target corporation (an "Acquiring Person") for a period of five years after the acquisition of such securities, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation's board of directors prior to the date of the acquisition. A significant business transaction includes, among other transactions, a merger or consolidation with, disposition of assets to or with, or issuance or redemption of stock to or from, the Acquiring Person, termination of 5% or more of the employees of the target corporation employed in Washington State as a result of the Acquiring Person's acquisition of 10% or more of the shares or allowing the Acquiring Person to receive any disproportionate benefit as a shareholder. Target corporations include domestic corporations with their principal executive offices in Washington and either a majority or over 1,000 of their employees resident in Washington. The Company believes it does not meets these standards and is not subject to the statute at this time. A corporation may not "opt out" of this statute.

      Section 203 of the DGCL prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or group who or which owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years (each, an "Interested Stockholder").

      For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the Interested Stockholder; sales or other dispositions to the Interested Stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the Interested Stockholder (except for certain transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or receipt by the Interested Stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

      The three-year moratorium imposed on business combinations by Section 203 does not apply if: (1) prior to the date at which such stockholder becomes an Interested Stockholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an Interested Stockholder; (2) the Interested Stockholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him or her an Interested Stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (3) on or after the date such person becomes an Interested Stockholder, the board approves the business combination and it is also approved at a shareholder meeting by 66 2/3% of the voting stock not owned by the Interested Stockholder. Section 203 does not apply if the business combination is proposed prior to the consummation or abandonment, and subsequent to the earlier of the public announcement or the notice required under Section 203, of the proposed transaction which (1) constitutes certain (i) mergers or consolidations, (ii) sales or other transfers of assets having an aggregate market value equal to 50% or more of the aggregate market value of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation or (iii) proposed tender or exchange offers for 50% or more of the corporation's outstanding voting 14 stock; (2) is with or by a person who was either not an Interested Stockholder during the last three years or who became an Interested Stockholder with the approval of the corporation's board of directors; and (3) is approved or not opposed by a majority of the board members elected prior to any person becoming an Interested Stockholder during the previous three years (or their chosen successors).

      A Delaware corporation may elect to "opt out" of, and not be governed by, Section 203 through a provision in either its original certificate of incorporation or its bylaws, or an amendment to its original certificate or bylaws, which amendment must be approved by majority stockholder vote. The Company has not opted out of Section 203.

      Mergers, Sales of Assets and Other Transactions. Under the WBCA, a merger, share exchange or dissolution of a corporation, or the sale, lease or other disposition of all or substantially all of the corporation's assets, must be approved by the affirmative vote of a majority of directors when a quorum is present, and by each voting group entitled to vote separately on the plan by two-thirds of all votes entitled to be cast on the plan by that voting group, unless another proportion is specified in the articles of incorporation. The Proposed Charter Documents provide for the affirmative vote of shareholders holding a majority of the outstanding voting shares to approve such a transaction.

      Under the DGCL, a merger, consolidation or sale of all, or substantially all, of the assets of a corporation must be approved by the board of directors and by a majority (unless the certificate of incorporation requires a higher percentage) of outstanding stock of the corporation entitled to vote thereon, provided that no vote of stockholders of a constituent corporation surviving a merger is required (unless the corporation provides otherwise in its certificate of incorporation) if (1) the merger agreement does not amend the surviving corporation's certificate of incorporation, (2) each share of stock of the surviving corporation outstanding immediately prior to the merger is to be an identical outstanding or treasury share of the surviving corporation after the merger, and (3) the number of shares to be issued by the surviving corporation in the merger does not exceed twenty percent of the shares outstanding immediately prior to the merger.

      Action Without a Meeting. Under the WBCA, shareholder action that may be taken at a shareholders' meeting may be taken without a meeting if written consents describing such action are signed by all shareholders entitled to vote thereon.

      Under the DGCL, unless otherwise provided in a corporation's certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize such action, consent in writing. The Current Charter Documents do not provide that the stockholders of the Company may only take action at an annual or special meeting.

      Class Voting. Under the WBCA, a corporation's articles of incorporation may authorize one or more classes of shares that have special, conditional or limited voting rights, including the right to vote on certain matters as a group. The articles of incorporation may not limit the rights of holders of a class to vote as a group with respect to certain amendments to the articles of incorporation and certain extraordinary transactions that adversely affect the rights of holders of that class. The Proposed Charter Documents authorize for issuance shares of preferred stock, no par value, but no classes of preferred are presently outstanding.

      The DGCL generally does not require class voting, except for amendments to the certificate of incorporation that change the number of authorized shares or the par value of shares of a specific class or that adversely affect such class of shares

      Transactions with Officers or Directors. The WBCA sets forth a safe harbor for transactions between a corporation and one or more of its directors. A conflicting interest transaction may not be enjoined, set aside or give rise to damages if: (1) it is approved by a majority of qualified directors (but no fewer than two); (2) it is approved by the affirmative vote of the majority of all qualified shares after notice and disclosure to the shareholders; or (3) at the time of commitment, the transaction is established to have been fair to the corporation. For purposes of this provision, a "qualified director" is one who does not have either: (1) a conflicting interest respecting the transaction or (2) a familial, financial, professional or employment relationship with a second director who does have a conflicting interest respecting the transaction, which relationship would, in the circumstances, reasonably be expected to exert an influence on the first director's judgment when voting on the transaction. "Qualified shares" are defined generally as shares other than those beneficially owned, or the voting of which is controlled, by a director (or an affiliate of the director) who has a conflicting interest respecting the transaction.

      Under the DGCL, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under the DGCL, either (1) the stockholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts or (2) the contract or transaction must have been "fair" as to the corporation at the time it was approved. If board approval is sought, the contract or transaction must be approved by a majority of disinterested directors (even though less than a majority of quorum).

      Dissenters' Rights. Under the WBCA, a shareholder is entitled to dissent from and, upon perfection of the shareholder's appraisal right, to obtain the fair value of his or her shares in the event of certain corporate actions, including certain mergers, share exchanges, sales of substantially all assets of the corporation, and certain amendments to the corporation's articles of incorporation that materially and adversely affect shareholder rights. However, shareholders generally will not have such dissenters' rights if shareholder approval is not required to effect the corporate action.

      Under the DGCL, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Unless a corporation's certificate of incorporation provides otherwise, such appraisal rights are not available (1) with respect to the sale, lease or exchange of all or substantially all of the assets of the corporation, (2) with respect to a merger or consolidation by the corporation the shares of which are either listed on a national securities exchange or NASDAQ or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or on NASDAQ or held of record by more than 2,000 holders, plus cash in lieu of fractional shares, or (3) to stockholders of the corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate or incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

      Dividends. Under the WBCA, a corporation may make a distribution in cash or in property to its shareholders upon the authorization of its board of directors unless, after giving effect to such distribution, (1) the corporation would not be able to pay its debts as they become due in the usual course of business or (2) the corporation's total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights of shareholders whose preferential rights are superior to those receiving the distribution.

      The DGCL permits a corporation to declare and pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having 16 a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

By Order of the Board of Directors

Michael J. Smith
Secretary

Dublin, Ireland
December 11, 2001

Exhibit A
PLAN AND AGREEMENT OF MERGER
BETWEEN
DRUMMOND FINANCIAL CORPORATION
AND
DRUMMOND MERGER CORPORATION

        This Plan and Agreement of Merger (this “Agreement”) is entered into this ____ day of June, 2001 by and between Drummond Merger Corporation, a Washington corporation (the “Surviving Corporation”), and Drummond Financial Corporation., a Delaware corporation (“Drummond”). The Surviving Corporation and Drummond are sometimes referred to jointly as the “Constituent Corporations.”

RECITALS

        A. Each of the Constituent Corporations are corporations organized and existing under the laws of the respective states as indicated in the first paragraph of this Agreement.

        B. The shareholders and directors of each of the Constituent Corporations have deemed it advisable for the mutual benefit of the Constituent Corporations and their respective shareholders that Drummond be merged into the Surviving Corporation pursuant to the provisions of the Washington Business Corporation Act, Title 23B of the Revised Code of Washington and the Delaware General Corporation Law (the “Merger”).

        NOW, THEREFORE, in accordance with the laws of the states of Washington and Delaware, the Constituent Corporations agree that, subject to the following terms and conditions, (i) Drummond shall be merged into the Surviving Corporation, (ii) the Surviving Corporation shall continue to be governed by the laws of the state of Washington, and (iii) the terms of the Merger, and the mode of carrying them into effect, shall be as follows:

I.

ARTICLES OF SURVIVING CORPORATION

        The Articles of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time of the Merger shall constitute the “Articles” of the Surviving Corporation within the meaning of Section 23B.01.400(l) of the Washington Business Corporation Act and Section 104 of the Delaware General Corporation Law, except that Article I of the Articles of Incorporation is hereby amended in its entirety to read as follows:

ARTICLE I. NAME

        The name of this Corporation is Drummond Financial Corporation.

II.

APPOINTMENT OF AGENT FOR SERVICE OF PROCESS

        Pursuant to Section 252(d) of the Delaware General Corporation Law, the Surviving Corporation irrevocably appoints the Secretary of State of Delaware to accept service of process in any proceeding to enforce against the Surviving Corporation any obligation of Drummond’s as well as for enforcement of any obligation of the Surviving Corporation arising from the merger. The Delaware Secretary of State shall mail a copy of such process to HEWM Corporate Services, Inc., Suite 6100, 701 Fifth Avenue, Seattle, Washington 98104.

III.

CONVERSION OF SHARES

A. Drummond Shares. At the Effective Time of the Merger each outstanding share of the common stock of Drummond shall automatically convert to one share of common stock of the Surviving Corporation. At the Effective Time of the Merger each outstanding share of theSeries 1 Preferred Stock of Drummond shall automatically convert to one share of Series A Preferred Stock of the Surviving Corporation.It will not be necessary for shareholders of Drummond to exchange their existing stock certificates for stock certificates of the Surviving Corporation.

B. Surviving Corporation Shares. At the Effective Time of the Merger each outstanding share of the common stock of the Surviving Corporation shall be automatically cancelled and returned to the status of authorized but unissued shares.

IV.

BYLAWS

The Bylaws of the Surviving Corporation shall be the governing Bylaws.

V.

DIRECTORS AND OFFICERS

        The directors and officers of Drummond shall be the directors and officers of the Surviving Corporation.

VI.

EFFECT OF THE MERGER

        The effect of the Merger shall be as provided by the applicable provisions of the laws of Washington and Delaware. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger: the separate existence of Drummond shall cease; the Surviving Corporation shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as a private nature, of all of the Constituent Corporations, all obligations belonging to or due any of the Constituent Corporations shall be vested in and become the obligations of, the Surviving Corporation without further act or deed; title to any real estate or any interest therein vested in any of the Constituent Corporations shall be vested in and become the obligations of the Surviving Corporation without further act or deed; title to any real estate or any interest therein shall not revert or in any way be impaired by reason of the Merger; all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired; and the Surviving Corporation shall be liable for all the obligations of the Constituent Corporations and any claim existing, or action or proceeding pending, by or against any of the Constituent Corporations may be prosecuted to judgment with right of appeal, as if the Merger had not taken place.

        If at any time after the Effective Time of the Merger the Surviving Corporation shall consider it to be advisable that any further conveyances, agreements, documents, instruments, and assurances of law or any other things are necessary or desirable to vest, perfect, confirm, or record in the Surviving Corporation the title to any property, rights, privileges, powers, and franchises of the Constituent Corporations or otherwise to carry out the provisions of this Agreement, the proper directors and officers of the Constituent Corporations last in office shall execute and deliver, upon the Surviving Corporations request, any and all proper conveyances, agreements, documents, instruments, and assurances of law, and do all things necessary or proper to vest, perfect, or confirm title to such property, rights, privileges, powers, and title to such property, rights, privileges, powers, and franchises in the Surviving Corporation, and otherwise to carry out the provisions of this Agreement.

VII.

EFFECTIVE TIME OF THE MERGER

        As used in this Agreement, the “Effective Time of the Merger” shall mean the time at which executed counterparts of this Agreement or conformed copies thereof, together with duly executed Certificates or Articles A-2 of Merger have been duly filed by the Constituent Corporations in the office of the Washington Secretary of State pursuant to Section 23B.11.050 of the Washington Business Corporation Act and the Office of the Delaware Secretary of State pursuant to Section 252 of the Delaware General Corporation Law, or at such time thereafter as is provided in such Certificate or Articles of Merger.

VIII.

CONDITIONS

        In the event that shareholders of Drummond owning in excess of five percent (5%) of the voting shares of Drummond effectively exercise their appraisal rights under Section 262 of the Delaware General Corporation Law, the Surviving Corporation may terminate this Agreement by written notice to Drummond. In such event, this Agreement shall be of no further force and effect.

IX.

TERMINATION

        This Agreement may be terminated and the Merger abandoned as provided in Article VIII hereor or by mutual consent of the directors of the Constituent Corporations at any time prior to the Effective Time of the Merger.

X.

NO THIRD PARTY BENEFICIARIES

        Except as otherwise specifically provided herein, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, or corporation, other than the Constituent Corporations and their respective shareholders, any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Plan and Agreement of Merger to be executed as of the date first above written.

DRUMMOND MERGER CORPORATION, a Washington corporation

By: President

DRUMMOND FINANCIAL CORPORATION, a Delaware corporation

By: President

Exhibit B
ARTICLES OF INCORPORATION
OF
DRUMMOND MERGER CORPORATION

        The undersigned Incorporator hereby makes and adopts these Articles of Incorporation as follows:

I. NAME

The name of this corporation is Drummond Merger Corporation.

II. SHARES

        Section 1. Classes of Stock. The total number of shares of stock which this Corporation is authorized to issue is Fifty Five Million (55,000,000), Fifty Million of which shall constitute a single class of common shares with a par value of $0.01 per share, and Five Million of which shall constitute preferred stock with a par value of $0.01 per share.

        The Preferred Stock may be issued in one or more classes or series within a class, at the discretion of the Board of Directors of the Corporation. The Board of Directors of the Corporation is authorized (a) to determine and alter the designations, powers, preferences, limitations and relative rights granted to or imposed on (i) any class of Preferred Stock before the issuance of any shares of that class and the number of shares constituting any such class and the designation thereof, or any of them; or (ii) one or more series within a class, and designate the number of shares within that series, before the issuance of any shares of that series; (b) to decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. If the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        Section 2. Preferred Stock, Series 1. The Corporation shall be authorized to issue up to 3,000,000 shares of Preferred Stock, Series 1, having the rights, preferences and privileges se as follows:

        A. Dividends

        1.Payment of Dividends. The holders of the Preferred Stock, Series 1 shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the board of directors out of monies properly applicable to the payment of dividends, fixed cumulative preferential cash dividends at the rate of 5% per share per annum (the “Dividend Payment”) on the amount paid-up thereon payable in arrears on December 31 of each year (the “Dividend Payment Date”). Dividends on the Preferred Stock, Series 1 shall accrue from and including the date of issuance. Checks of the Corporation or its dividend paying agent payable at par at a chartered bank or trust company shall be issued in respect of such dividends to the holders of the Preferred Stock, Series 1 entitled thereto. The mailing of such checks shall satisfy and discharge all liability for the dividends represented thereby, unless the checks are not paid on due presentation. If on any Dividend Payment Date, the dividends payable on such date are not paid in full on all of the Preferred Stock, Series 1 then issued and outstanding, the dividends or the unpaid part thereof shall be paid on a subsequent date or dates as determined by the board of directors. The holders of the Preferred Stock, Series 1 shall not be entitled to any dividends other than or in excess of the cash dividends provided for herein. A dividend which is represented by a check which has not been presented for payment within six years after it was issued shall be forfeited to the Corporation.

        2. Dividend for Other than a Full Year. The amount per share of the dividend accrued for any period which is less than a full year with respect to any Preferred Stock, Series 1:

        (a) which is issued, redeemed or purchased; or

        (b) where the assets of the Corporation are distributed to the holders of Preferred Stock, Series 1 on the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or on any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, shall be equal to the amount (rounded to the nearest 1/100th of 1 cent) calculated by multiplying the Dividend Payment by a fraction of which the numerator is the number of days during the year that the share has been outstanding (including the date of issuance or the first day of the year as well as the Dividend Payment Date or date of redemption, purchase, or distribution of assets, as applicable) and the denominator is 365.

        3.Interest Payment. The holders of the Preferred Stock, Series 1 shall be entitled to receive, as provided herein, an amount equivalent to interest at the rate of 8% per annum on the amount of all Dividend Payments not paid on their respective Dividend Payment Dates and which remain outstanding from time to time, which shall be compounded annually on each Dividend Payment Date (the “Interest Amount”).

        B. Redemption and Purchase

         1. General. Subject to Section E, the Preferred Stock, Series 1 may be redeemed or purchased by the Corporation as provided in this Section, but not otherwise.

         2. Redemption Rights.

         (a) Subject to Section E, the Corporation may at its option redeem at any time all or from time to time any number of the outstanding Preferred Stock, Series 1 on payment of the Redemption Price as provided in Section B.3.

         (b) If less than all of the outstanding Preferred Stock, Series 1 are to be redeemed, the shares to be redeemed shall be selected by lot, in single shares or in units of 10 shares or less, or pro rata (disregarding fractions) as the board of directors or a committee thereof in its sole discretion shall by resolution determine.

        3.Redemption Price. The price at which any Preferred Stock, Series 1 is redeemable (the “Redemption Price”) shall be the aggregate of all accrued and unpaid dividends up to and including the date fixed for redemption, the amount paid-up thereon, any Interest Amount applicable thereto and a redemption premium of 10% of the amount paid-up thereon.

         4. Redemption Procedure.

         (a) Notice of redemption (the "Redemption Notice") of the Preferred Stock, Series 1 shall be given by the Corporation not less than 30 days prior to the date fixed for redemption to each holder of any Preferred Stock, Series 1 to be redeemed. Accidental failure or omission to give the Redemption Notice to one or more of such holders shall not affect the validity of such redemption. The Redemption Notice shall set out the Redemption Price, the date fixed for redemption, the place of redemption and, in the case of partial redemption, the number of the holder's shares to be redeemed.

         (b) On and after the date fixed for redemption, the Corporation shall pay or cause to be paid the Redemption Price to or to the order of the holders of the Preferred Stock, Series 1 redeemed on presentation and surrender, at the place of redemption, of the respective certificates representing such shares, and the holders of the Preferred Stock, Series 1 called for redemption shall cease to be entitled to dividends or to exercise any of the rights of holders in respect thereof, unless payment of the Redemption Price shall not be made in accordance with the foregoing provisions, in which case the rights and privileges of the holders shall remain unimpaired.

         (c) The Corporation shall have the right at any time after mailing the Redemption Notice to deposit the Redemption Price of the shares thereby called for redemption, or such part thereof as at the time of deposit has not been claimed by the shareholders entitled thereto, in a special account with a chartered bank or trust company for the holders of such shares, and upon the deposit being made or upon the date fixed for redemption, whichever is the earlier, the Preferred Stock, Series 1 in respect of which the deposit shall have been made shall be deemed to be redeemed and the rights of each holder thereof shall be limited to receiving, without interest, his proportionate part of the Redemption Price so deposited upon presentation and surrender of the certificates representing his shares so redeemed.

         (d) If less than all the Preferred Stock, Series 1 represented by any certificate are redeemed, a new certificate for the balance shall be issued without cost to the holder.

        5.Purchase. Subject to Section E, the Corporation may purchase at any time all or from time to time any number of the outstanding Preferred Stock, Series 1 in the open market (including purchases through or from an investment dealer or firm holding membership on a stock exchange) or pursuant to tenders received by the Corporation upon an invitation for tenders addressed to all holders of the Preferred Stock, Series 1, at a price per share not exceeding the Redemption Price plus costs of purchase. If, upon any invitation for tenders, the Corporation receives tenders for Preferred Stock, Series 1 at the same price in an aggregate number greater than the number for which the Corporation is prepared to accept tenders, the shares to be purchased shall be selected from the shares offered at prices as nearly as may be pro rata (to the nearest 10 shares) according to the number of Preferred Stock, Series 1 offered in each tender, in the manner as the board of directors or a committee thereof in its sole discretion shall by resolution determine.

        6.Indenture. In the event that an “Event of Default”, as such term is defined in a master indenture made between the Corporation and Harris Trust Corporation of New York, as trustee, dated as of August 23, 1993, as amended from time to time (the “Indenture”), occurs and is not remedied by the Corporation within any applicable curative periods and either the “Trustee” or “Holders” (as such terms are defined in the Indenture) provide written notice to the Corporation declaring the principal amount of “Outstanding” “Securities” (as such terms are defined in the Indenture) plus accrued interest to be due and payable as provided for and pursuant to Section 502 of the Indenture, a holder of any Preferred Stock, Series 1 may require the Corporation to redeem, at any time and from time to time, the number of Preferred Stock, Series 1 as may be presented for redemption by the holder as provided herein. The Corporation need not redeem the Preferred Stock, Series 1 pro rata, among all holders of Preferred Stock, Series 1. The price per share (the “Retraction Price”) at which the Corporation is required to redeem Preferred Stock, Series 1 pursuant to the exercise of the right of retraction herein shall be the aggregate of all accrued and unpaid dividends up to and including the dated fixed for redemption, the amount paid-up thereon, any Interest Amount applicable thereto and a retraction premium of 10% of the amount paid-up thereon. The holder of Preferred Stock, Series 1 desiring to exercise his retraction right shall tender his Preferred Stock, Series 1 to be redeemed by depositing with the Secretary of the Corporation a certificate or certificates representing such Preferred Stock, Series 1 together with a notice of retraction (the “Retraction Notice”) requesting redemption of a specified number of Preferred Stock, Series 1 and stating the place at which the Retraction Price is to be paid. Such deposit shall be irrevocable unless the Corporation shall fail to make payment of the Retraction Price for the Preferred Stock, Series 1 to be redeemed within 30 days of receipt of the Retraction Notice. The payment of the Retraction Price shall be made by check payable at par at a United States or Canadian chartered bank or trust company and at the place stated in the Retraction Notice. The Preferred Stock, Series 1 shall then be and be deemed to be redeemed unless such check fails to clear in the ordinary course. The Corporation shall use its best efforts to pay the Retraction Price for the Preferred Stock, Series 1 to be redeemed within 30 days of receipt of the Retraction Notice, or so soon thereafter as liquid funds become available, to a holder of Preferred Stock, Series 1 who has tendered his shares as provided herein and shall cancel his certificates which were tendered subject to the terms hereof and issue new certificates in respect of the unredeemed shares, if any. Upon payment of the Retraction Price as provided herein, the Preferred Stock, Series 1 shall cease to be entitled to dividends and the holder shall not be entitled to exercise any of the rights of the shareholder in respect thereof.

        7.Redeemed or Purchased Preferred Stock, Series 1. Preferred Stock, Series 1 redeemed or purchased by the Corporation shall remain as authorized but unissued Preferred Stock, Series 1 and shall be available for issuance as such, unless payment for same is not made by the Corporation in the ordinary course.

         C. Voting Rights

        1.General. The holders of the Preferred Stock, Series 1 shall be entitled to receive notice of and to attend at all meetings of shareholders of the Corporation, other than separate meetings of the holders of another class or series of shares. Subject to Sections C.2 and C.3 hereof, a holder of any Preferred Stock, Series 1 shall be entitled to vote at such meetings on the basis of a vote per share that is equal to the lesser of:

         (a) one; and

         (b) such fractional vote per share that results in the holder and any other entity that may together with the holder be considered a "person" or "group" (respectively, a "Person" or a "Group") as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1933, as amended (the "Exchange Act") becoming the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 34.6% (the "Threshold Amount") of the total votes attached to all outstanding voting shares of the Corporation outstanding from time to time, provided that in no event, except as provided in Section C.3 hereof, shall any votes attach to the Preferred Stock, Series 1 which would trigger a mandatory redemption of all of the variable rate bonds (the "Bonds") issued pursuant to the Indenture. For greater certainty, if at any time and only during such time a Person or Group is or becomes the beneficial owner, directly or indirectly, of the Threshold Amount of the total votes attaching to all outstanding voting shares of the Corporation, excluding any Preferred Stock, Series 1, then if such Person or Group is or becomes the beneficial owner, directly or indirectly, of any Preferred Stock, Series 1, the same shall have no votes per share, except: (i) as provided in Sections C.2 or C.3 hereof; or (ii) in the event the Person or Group subsequently is or becomes the beneficial owner, directly or indirectly, of less than the Threshold Amount of the total votes attaching to all Voting Shares of the Corporation.

        2.Amendments to Master Indenture.If the Indenture is amended so that a Person or Group can become the beneficial owner of a percentage of the total votes attached to all outstanding voting shares of the Corporation in excess of the Threshold Amount without triggering a mandatory redemption of the Bonds, the Threshold Amount shall be amended in Section C.1(b) to be equal to the lesser of: (i) the amended percentage which triggers the mandatory redemption of the Bonds pursuant to the Indenture minus 0.1%; and (ii) 47.9.

        3.Fully Voting. If any Person or Group becomes the beneficial owner, directly or indirectly, of a percentage of the total votes attached to all outstanding voting shares of the Corporation from time to time in excess of the Threshold Amount, as amended from time to time, (excluding any Preferred Stock Series 1), then a holder of any Preferred Stock, Series 1 shall be entitled to one vote per share.

        4.Determination. In the event of any dispute or uncertainty, the votes per share of Preferred Stock Series 1 shall be determined from time to time as required and as provided herein exclusively by the board of directors of the Corporation, whose decision and calculation shall be final and binding upon all parties and for all purposes.

         D. Liquidation, Dissolution or Wind-up

        1.Priority of Distributions. In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, the holders of the Preferred Stock, Series 1 shall be entitled, before any amounts shall be paid to or any property or assets of the Corporation are distributed among the holders of the Common Stock, or any other share of the Corporation ranking junior to the Preferred Stock, Series 1, to receive an amount equal to the amount paid-up thereon, together with all accrued and unpaid dividends thereon, any Interest Amount applicable thereto and a premium of 10% of the amount paid-up thereon. After payment to the holders of the Preferred Stock, Series 1 of the amounts so payable to them, they shall not be entitled to share in any further distribution of the assets of the Corporation.

        2.Ratable Distribution. If any accrued and unpaid dividends, amounts payable on the return of capital, any Interest Amount or any premium in respect of the Preferred Stock, Series 1 are not paid in full, all series of Preferred Stock shall participate ratably in respect of accrued and unpaid dividends, the return of capital, any Interest Amount and the premium.

         E. Restrictions on Dividends and Issue or Retirement of Shares

        The Corporation shall not at any time without, but may at any time with, the approval of the holders of a majority of the outstanding shares of the Preferred Stock, Series 1, authorize or issue any shares, other than additional series of Preferred Stock, ranking prior to or on a parity with the Preferred Stock, Series 1 as to the payment of dividends or the distribution of the property or assets of the Corporation. Furthermore, so long as any of the Preferred Stock, Series 1 are outstanding, the Corporation shall not:

         (1) declare, pay or set apart for payment any dividends (other than stock dividends in shares of the Corporation ranking junior to the Preferred Stock, Series 1) on any shares of the Corporation ranking junior to the Preferred Stock, Series 1;

         (2) call for redemption, redeem, purchase or otherwise retire for value any shares ranking junior to the Preferred Stock, Series 1 (except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking junior to the Preferred Stock, Series 1);

         (3c) call for redemption, redeem, purchase or otherwise retire for value less than all of the Preferred Stock, Series 1;

         (4) except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking junior to the Preferred Stock, Series 1, call for redemption, redeem, purchase or otherwise retire for value (i) any Preferred Stock, other than the Preferred Stock, Series 1 or (ii) any shares of a class or series ranking on a parity with the Preferred Stock, Series 1 in respect of the payment of dividends and the distribution of assets in the event of a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs; or

         (5) create or issue any additional Preferred Stock, unless, in each such case, any Interest Amount and all accrued and unpaid dividends on the outstanding Preferred Stock, Series 1 and on all other shares ranking prior to or on a parity with the Preferred Stock, Series 1, up to and including all dividends payable on the last preceding Dividend Payment Date, have been declared and paid or set apart for payment.

         F. Notices and Interpretation

         1. Notices.

        (a) Any notice, check, invitation for tenders or other communication from the Corporation provided for herein shall be sufficiently given if delivered or if sent by ordinary first class mail, postage prepaid, to the holders of the Preferred Stock, Series 1 at their respective addresses appearing on the books of the Corporation or, in the event of the address of any of such holders not so appearing, then at the last address of such holder known to the Corporation. Accidental failure to give any notice, invitation for tenders or other communication to one or more holders of the Preferred Stock, Series 1 shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication, but upon a failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to the holder or holders.

         (b) If any notice, check, invitation for tenders or other communication from the Corporation given to a holder of Preferred Stock, Series 1 pursuant to Section F.1(a) is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give or mail any further notices, checks, invitations for tenders or other communications to such shareholder until he informs the Corporation in writing of his new address.

         2. Interpretation.

         (a) In the event that any day on which any dividend on the Preferred Stock, Series 1 is payable or on or by which any other action is required to be taken hereunder is not a business day, then such dividend shall be payable or such other action shall be required to be taken on or before the next succeeding day that is a business day. "Business day" means a day other than a Saturday, a Sunday or any other day that is a statutory or civic holiday in the place where the Corporation has its head office.

         (b) All references herein to a holder of Preferred Stock, Series 1 shall be interpreted as referring to a registered holder of the Preferred Stock, Series 1.

         G. Modification

         The rights, preferences and privileges governing the Preferred Stock, Series 1 may be deleted, varied, modified, amended or amplified with the prior approval of holders of Preferred Stock, Series 1 owning 67% of the outstanding Preferred Stock, Series 1.

III. INITIAL REGISTERED OFFICE AND REGISTERED AGENT

        The initial registered office of this corporation shall be at Suite 6100; 701 Fifth Avenue, Seattle, Washington 98104, and the name of its initial registered agent at that address is HEWM Corporate Services, Inc.

IV. PREEMPTIVE RIGHTS

        Shareholders of the corporation have no preemptive right to acquire unissued shares of the corporation.

V. BOARD OF DIRECTORS

        The number of directors constituting the initial Board of Directors shall be as set forth in the bylaws of the Corporation. The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders and until their successors shall be elected are:

Michael J. Smith
Young Soo Ko
Oq-Hyun Chin

        If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, such vacancy shall be filled by the Board of Directors in accordance with the Bylaws of the corporation.

        The directors shall be divided into three classes, designated Class I, Class II and Class III. Initially, Class I directors shall be elected for a one- year term, Class II directors for a two-year term and Class III directors for a three-year term. At any annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting shall be elected to serve until the third ensuing annual meeting of shareholders. If the number of directors is changed in the manner provided by the bylaws, any increase or decrease shall be apportioned among the classes so the number of directors in each class is as nearly equal as possible, and any additional director of any class elected or appointed to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of such class. A director shall hold office until the annual meeting for the year in which such director’s term expires and until such director’s successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

VI. REMOVAL OF DIRECTORS

        Subject to the rights of holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the voting power of all shares of this corporation entitled to vote for the election of directors. As used herein, “for cause” means either (i) conviction of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or (ii) adjudication for gross negligence or dishonest conduct in the performance of a director’s duty to this corporation by a court of competent jurisdiction and such adjudication is no longer subject to direct appeal. Notwithstanding anything to the contrary, this Article may be altered or eliminated only by amendment to this Article approved by two-thirds of the votes entitled to be cast by each voting group entitled to vote on such amendment.

VII. VOTING RIGHTS

        At each election for directors, no cumulative voting by the shareholders shall be permitted. Amendment of the articles of incorporation, approval of a plan of merger or share exchange, authorization of the sale, lease, exchange or other disposition of all, or substantially all of the corporation’s property, otherwise than in the usual and regular course of business, and authorization of the dissolution of the corporation, shall be approved by each voting group entitled to vote thereon by a simple majority of all the votes entitled to be cast by that voting group.

VIII. LIMITATION ON LIABILITY OF DIRECTORS

        A director shall have no liability to the corporation or its shareholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director, or a knowing violation of law by the director, or for conduct violating Section 23B.08.310 of the Act, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the Act, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

IX. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

        Section 1. Right to Indemnification. The corporation shall indemnify each person who is or was, or is threatened to be made, a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he or she is or was a director or officer of the corporation or, while a director or officer, he or she is or was serving at the request of the corporation as a director, officer, partner, member, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise (whether the basis of such proceeding is alleged action in an official capacity as a director, officer, partner, member, trustee, employee or agent or in any other capacity while serving as a director, officer, partner, member, trustee, employee or agent), against all obligations to pay any judgment, settlement, penalty, fine (including any excise tax assessed with respect to an employee benefit plan) and reasonable expenses (including attorneys fees) incurred or suffered by such person in connection therewith; provided, however, that (i) except as provided in Section 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation, and (ii) the corporation shall not indemnify any person from or on account of: (a) acts or omissions of the person finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct finally adjudged to be in violation of RCW 23B.08.310, or (c) any transaction with respect to which it was finally adjudged that such person personally received a benefit in money, property or services to which the person was not legally entitled. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 1 or otherwise.

        Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the claimant is not so entitled. Neither the failure of the corporation (including its board of directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the corporation (including its board of directors, independent legal counsel or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

        Section 3. Contracts. The corporation may, without further shareholder action, enter into contracts with any director or officer of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

        Section 4. Indemnification of Employees and Agents of the Corporation. The corporation may, by action of its board of directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Act or otherwise.

        Section 5. Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

X. INCORPORATOR

         The name and address of the incorporator are as follows:

David R. Wilson
Suite 6100, 701 Fifth Avenue
Seattle, Washington 98104

DATED as of June 13, 2001.

David R. Wilson, Incorporator

Exhibit C
DELAWARE GENERAL CORPORATION LAW, SECTION 262

        Section 262 APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251 (g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

         (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Incur (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

         (2) Notwithstanding paragraph (l) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Section 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

         a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

         b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

         c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

         d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

         (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

         (d) Appraisal rights shall be perfected as follows:

         (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section.

         Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

         (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also by given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in G-3 Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

        (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided. however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.